    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 2, 2000


                                                      REGISTRATION NO. 333-47050

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                         ------------------------------

                           CORVAS INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                  2834                                 33-0238812
   (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)           Classification Code Number)                Identification Number)

                         ------------------------------

                             3030 SCIENCE PARK ROAD
                              SAN DIEGO, CA 92121
                                 (858) 455-9800
   (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)

                         ------------------------------

                                RANDALL E. WOODS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           CORVAS INTERNATIONAL, INC.
                             3030 SCIENCE PARK ROAD
                              SAN DIEGO, CA 92121
                                 (858) 455-9800
(Name, address, including zip code and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

             M. WAINWRIGHT FISHBURN, ESQ.                              RODD M. SCHREIBER, ESQ.
                 BARBARA BORDEN, ESQ.                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                  COOLEY GODWARD LLP                                    333 WEST WACKER DRIVE
           4365 EXECUTIVE DRIVE, SUITE 1100                               CHICAGO, IL 60606
                 SAN DIEGO, CA 92121                                        (312) 407-0411
                    (858) 550-6000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    As soon as possible after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses payable by the Registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the SEC registration fee, the NASD filing fee and the Nasdaq National Market additional listing fee.

SEC Registration fee..............................................  $  32,728
NASD filing fee...................................................     12,897
Nasdaq National Market listing application fee....................     17,500
Blue sky qualification fees and expenses..........................      2,000
Legal fees and expenses...........................................    250,000
Accounting fees and expenses......................................     75,000
Printing and engraving expenses...................................    130,000
Miscellaneous.....................................................     79,876
                                                                    ---------
        Total.....................................................  $ 600,000
                                                                    =========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Registrant's Certificate of Incorporation and Bylaws include provisions to
(i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by
Section 102(b)(7) of the DGCL and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by applicable law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' or officers' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

The Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgements, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

The Registrant has an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 16. EXHIBITS


EXHIBIT NUMBER                                DESCRIPTION OF DOCUMENT
-----------------  -----------------------------------------------------------------------------
         1.1       Form of underwriting agreement.
         4.1       Certificate of Incorporation.(1)
         4.2       By-Laws.(1)
         4.3       Specimen stock certificate.(2)
         5.1*      Opinion of Cooley Godward LLP.
        23.1*      Consent of KPMG LLP, Independent Auditors.
        23.2*      Consent of Cooley Godward LLP Reference is made to Exhibit 5.1.
        24.1*      Power of Attorney. Reference is made to page II-4.


---------------------

* Previously filed as an exhibit to this Registration Statement on September 29, 2000.

(1) Incorporated by reference to the Annual Report on Form 10-K, filed on February 23, 1994.
(2) Incorporated by reference to the Registration Statement on Form S-1 (No. 33-44555), as amended, filed December 31, 1991.

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and executive officers of the Registrant pursuant to provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director or executive officer of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director or executive officer in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2) (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on November 2, 2000.


                                              CORVAS INTERNATIONAL, INC.

                                              By:                   /s/ RANDALL E. WOODS
                                                         -----------------------------------------
                                                                      Randall E. Woods
                                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER





Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



                         NAME                                          TITLE                         DATE
------------------------------------------------------  -----------------------------------  --------------------

                 /s/ RANDALL E. WOODS                   President, Chief Executive
     -------------------------------------------        Officer, and Director                  November 2, 2000
                  (Randall E. Woods)                    (Principal Executive Officer)

                /s/ CAROLYN M. FELZER*                  Senior Director of Finance
     -------------------------------------------        (Principle Financial and               November 2, 2000
                 (Carolyn M. Felzer)                    Accounting Officer)

              /s/ M. BLAKE INGLE, PH.D.*
     -------------------------------------------        Chairman of the Board                  November 2, 2000
               (M. Blake Ingle, Ph.D.)

                  /s/ SUSAN B. BAYH*
     -------------------------------------------        Director                               November 2, 2000
                   (Susan B. Bayh)

              /s/ J. STUART MACKINTOSH*
     -------------------------------------------        Director                               November 2, 2000
                (J. Stuart Mackintosh)

              /s/ BURTON E. SOBEL, M.D.*
     -------------------------------------------        Director                               November 2, 2000
               (Burton E. Sobel, M.D.)

                         NAME                                          TITLE                         DATE
------------------------------------------------------  -----------------------------------  --------------------

                 /s/ MICHAEL SORELL*
     -------------------------------------------        Director                               November 2, 2000
                   (Michael Sorell)

                 /s/ NICOLE VITULLO*
     -------------------------------------------        Director                               November 2, 2000
                   (Nicole Vitullo)

             /s/ GEORGE P. VLASUK, PH.D.*               Executive Vice President,
     -------------------------------------------        Research and Development               November 2, 2000
              (George P. Vlasuk, Ph.D.)                 and Director



*By:                /s/ RANDALL E. WOODS
           --------------------------------------
                      Randall E. Woods
                      ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


EXHIBIT NUMBER                     DESCRIPTION OF DOCUMENT
--------------   ------------------------------------------------------------
     1.1         Form of underwriting agreement.
     4.1         Certificate of Incorporation.(1)
     4.2         By-Laws.(1)
     4.3         Specimen stock certificate.(2)
     5.1*        Opinion of Cooley Godward LLP.
    23.1*        Consent of KPMG LLP, Independent Auditors.
    23.2*        Consent of Cooley Godward LLP Reference is made to Exhibit
                 5.1.
    24.1*        Power of Attorney. Reference is made to page II-4.


---------------------

* Previously filed as an exhibit to this Registration Statement on September 29, 2000.

(1) Incorporated by reference to the Annual Report on Form 10-K, filed on February 23, 1994.
(2) Incorporated by reference to the Registration Statement on Form S-1 (No. 33-44555), as amended, filed December 31, 1991.